EXHIBIT 10(m)

                     AMENDMENT TO ATN 1998 STOCK OPTION PLAN

     RESOLVED, that Section 2.13 of the 1998 Stock Option Plan be amended to read in its entirety as follows:

     2.13 "eligible individual" means any of the following individuals: a) any officer or employee of the Company; b) any director, officer or employee of a Subsidiary, c) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment; d) any Consultant.

     RESOLVED further, that Section 9.1 of the 1998 Stock Option Plan be amended to read in its entirety as follows:

     9.1 Plan Amendment or Termination: The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

     a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan; and

     b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement; and

     provided, further, that any material amendment to the Plan, and all Options granted in reliance on any such material amendment, shall be subject to approval by the affirmative vote of the holders of a majority of the common stock of the Company present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the state of Delaware (or by written consent of the holders of a majority of the outstanding common stock of the Company) within twelve (12) months of the adoption of such material amendment by the Board.